Item 8.01 Other Events

PRESS RELEASE: On July 8, 2008, National Bancshares Corporation issued a press release announcing that its wholly owned subsidiary, First National Bank has sold its $1.5 million credit card portfolio to Elan Financial Services, a subsidiary of U.S. Bank National Association ND. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated into this report by reference.

The information in this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed `filed` for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the `Exchange Act`) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 Exhibits
99.1 National Bancshares Corporation press release dated July 8, 2008.




	Signatures

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				National Bancshares Corporation


Date:  July 8, 2008		/s/ David C. Vernon
				David C. Vernon
				President and Chief Executive Officer